EXHIBIT 99.1

Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE
Capstone Companies Reports Second Quarter Record
Revenues of $10.2 Million

Achieved record half year revenues of $17 million
Gross margin expanded 2 points to 25.9% of sales
Operating leverage drove operating income growth to $1.3 million
Strong backlog sets expectation for another record setting third quarter
DEERFIELD BEACH, FL, August 14, 2017 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today reported its financial results for the second quarter 2017.
Stewart Wallach, Capstone's CEO, commented, "Our record revenue and solid profitability delivered in the quarter, further demonstrates Capstone's abilities to execute its growth strategy.  The Company's momentum continues to strengthen as our product placements continue to expand."
Second Quarter Financial Summary
($ in thousands, except per share data)
	Q2 2017	Q2 2016	Change	% Change
Revenue	$10,220	$8,902	1,318	14.8%
Gross profit	2,643	2,129	514	24.1%
Gross margin	25.9%	23.9%
Operating income	1,339	1,161	178	15.3
Operating margin	13.1%	13.0%
Net income before tax	$1,303	1,094	209	19.1%
Net income	901	1,082	(181)	(16.7%)
Earnings per diluted share	$0.019	$(0.022)	NM	NM

Revenue growth in the second quarter of 2017 was the result of strong demand for the Company's branded products including Capstone Lighting®, Hoover® Home LED and Duracell®.

Gross profit was 25.9% of revenue up 2% from the prior year period, resulting from the improved blended margin with the launch of the new products.  Total operating expenses increased to $1.3 million from $967 thousand in the prior year period, due to the higher revenue volume and increased investment in promoting our licensed brands.
Diluted earnings per share was $0.019 in the second quarter of 2017.

2017 First Half Financial Summary
($ in thousands, except per share data)

	1H 2017	1H 2016	Change	% Change
Total revenue	$16,972	$10,980	5,992	54.6%
Gross profit	4,222	2,742	1,480	54.0%
Gross margin	24.9%	25.0%
Operating income	1,726	1,120	606	54.1%
Operating margin	10.2%	10.2%
Net income before tax	$1,682	996	686	68.9%
Net income	1152	983	169	17.2%
Earnings (loss) per diluted share	$0.024	$0.020	NM	NM

Financial results for the first half of 2017 improved significantly over the prior-year period, reflecting the successful introduction of new products and the consumer acceptances of Hoover® Home LED and Duracell® brands.  Compared to the same period 2016, revenue increased by nearly $6 million or 54.6%, Gross profit increased by $1.480 million or 54% up to $4.2 million and Net income before tax increased by $68 thousand or 68.9% up to $1.682 million.
Diluted earnings per share was $.024 up from $.020 in the same period last year.
Mr. Wallach added, "Our expanded product portfolio and related branding strategy drove record setting revenues and strong gross profit year to date.  We are particularly pleased to report stable gross margins as our growth strategy is executed.  Moreover, management is encouraged by the backlog buildup and look forward to maintaining momentum thru Q3.  This is an exciting time for Capstone as the challenge of delivering growth, profitability continues to be met."
Webcast and Teleconference to Review Results and Outlook
The Company will host a live webcast and conference call on Tuesday, August 15, 2017 at
10:30 a.m. Eastern Time.  During the call, management will review the financial and operating results and discuss the Company's corporate strategy and outlook.  The conference call can be accessed by dialing (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.
A telephonic replay will be available from 1:30 p.m. Eastern Time the day of the teleconference until Tuesday, August 22, 2017.  To listen to the replay of the call, dial (412) 317-6671 and enter replay pin number 13664215.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.
The Hoover trademark and logo are registered trademarks of Techtronic Floor Care Technology Limited and are used under license by Capstone Industries, Inc. All rights reserved.
© 2017 DURACELL Bethel, CT 06801. DURACELL is a registered trademark of Duracell U.S. Operations, Inc., used under license. All rights reserved.
FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.

For more information, contact
Company:
Aimee Gaudet
Corporate Secretary
(954) 252-3440, ext. 313

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues, net	$10,219,548	$8,902,189	$16,971,744	$10,980,403
Cost of sales	(7,576,685)	(6,773,465)	(12,749,413)	(8,238,123)
Gross Profit	2,642,863	2,128,724	4,222,331	2,742,280

Operating Expenses:
Sales and marketing	564,519	352,854	941,275	415,833
Compensation	353,904	316,011	713,706	624,469
Professional fees	115,381	71,057	320,183	175,342
Product development	66,447	63,908	138,473	100,182
Other general and administrative	204,063	163,656	382,681	306,411
Total Operating Expenses	1,304,314	967,486	2,496,318	1,622,237

Net Operating Income	1,338,549	1,161,238	1,726,013	1,120,043

Other Income (Expense):
Interest Income	-	-	12,945	-
Interest expense	(35,186)	(66,424)	(56,917)	(124,159)
Total Other Income (Expense)	(35,186)	(66,424)	(43,972)	(124,159)

Income Before Tax Provision	1,303,363	1,094,814	1,682,041	995,884

Provision for Income Tax	(402,000)	(12,600)	(530,000)	(12,600)

Net Income	$901,363	$1,082,214	$1,152,041	$983,284

Net Income per Common Share
Basic	$0.019	$0.022	$0.024	$0.020
Diluted	$0.019	$0.022	$0.024	$0.020

Weighted Average Common Shares Outstanding
Basic	46,694,058	48,132,664	47,155,592	48,132,664
Diluted	47,055,446	48,290,373	47,473,829	48,290,373

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets:
Current Assets:
Cash	$1,173,996	$1,646,128
Accounts receivable, net	4,856,621	4,449,179
Inventory	267,266	366,330
Prepaid expenses	1,361,162	330,020
Total Current Assets	7,659,045	6,791,657

Property and Equipment:
Computer equipment and software	19,767	19,767
Machinery and equipment	340,534	325,750
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(286,016)	(250,465)
Total Property & Equipment	79,950	100,717

Other Non-current Assets:
Deposit	13,616	12,193
Note receivable	539,832	526,887
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,489,468	2,475,100
Total Assets	$10,228,463	$9,367,474

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable and accrued liabilities	$2,705,144	$2,678,210
Income tax payable	22,088	1,588
Notes and loans payable to related parties	1,053,883	1,321,721
Total Current Liabilities	3,781,115	4,001,519

Long Term Liabilities:
Deferred tax liabilities	354,000	216,000
Total Long Term Liabilities	354,000	216,000
Total Liabilities	4,135,115	4,217,519

Commitments and Contingencies (Note 6)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 6,666,667 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 3,333,333 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 67 shares, issued -0- shares	-	-
Common Stock, par value $.0001 per share, authorized 56,666,667 shares, issued 46,466,952 shares and 48,132,664 shares	4,646	4,813
Additional paid-in capital	7,202,691	7,411,172
Accumulated deficit	(1,113,989)	(2,266,030)
Total Stockholders' Equity	6,093,348	5,149,955
Total Liabilities and Stockholders' Equity	$10,228,463	$9,367,474

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$1,152,041	$983,284
Adjustments necessary to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	35,551	28,289
Accrued interest on note receivable	(12,945)	-
Stock based compensation expense	40,950	28,500
Provision for deferred income tax	138,000	-
Accrued sales allowance	(20,848)	65,630
(Increase) decrease in accounts receivable	(450,713)	(2,406,176)
(Increase) decrease in inventory	99,064	(413,287)
(Increase) in prepaid expenses	(1,032,565)	(142,000)
Increase (decrease) in accounts payable and accrued liabilities	111,954	166,447
Increase (decrease) in accrued interest on notes payable	(44,837)	70,511
Net cash provided by (used in) operating activities	15,652	(1,618,802)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,784)	(4,701)
Net cash (used in) investing activities	(14,784)	(4,701)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	16,566,081	9,860,252
Repayments of notes payable	(16,566,081)	(8,142,198)
Repurchase of shares from Involve, LLC	(250,000)	-
Proceeds from notes and loans payable to related parties	-	860,000
Repayments of notes and loans payable to related parties	(223,000)	(978,846)
Net cash provided by (used in) financing activities	(473,000)	1,599,208

Net (Decrease) in Cash and Cash Equivalents	(472,132)	(24,295)
Cash and Cash Equivalents at Beginning of Period	1,646,128	364,714
Cash and Cash Equivalents at End of Period	$1,173,996	$340,419

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$101,755	$97,494
Income taxes	$371,500	$7,500

Non-cash financing and investing activities:
Sale of Investment for Note receivable	$-	$500,000